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                                                                    Exhibit 21.1

               SUBSIDIARIES OF MRS. FIELDS' HOLDING COMPANY, INC.

The subsidiaries of Mrs. Fields' Holding Company, Inc. and their respective state or jurisdiction of incorporation or organization are as follows:

Mrs. Fields' Original Cookies, Inc.                   Delaware

The Mrs. Fields' Brand, Inc.                          Delaware

Great American Cookie Company, Inc.                   Delaware

Pretzelmaker, Inc.                                    Utah

Pretzelmaker Canada, Inc.                             Ontario

Pretzel Time, Inc.                                    Utah

Mrs. Fields Cookies (Canada) Ltd.                     Ontario

Mrs. Fields Cookies Australia, Inc.                   Utah

H&M of Canada, Inc.                                   Ontario

U-VEST Company, LLC                                   Utah

LV-H&M, LLC                                           Nevada

Fairfield Foods, Inc.                                 New Jersey

Airport Cookies, Inc.                                 Ohio

Peachtree Pretzel Time, Inc.                          Georgia

Sunshine Pretzel Time, Inc.                           Florida

CMBC, INC.                                            South Carolina

Each of these subsidiaries does business under its respective corporate name.